UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                     July 12, 2005

Winnebago Industries, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-06403	42-0802678

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 152, Forest City, Iowa	50436

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     641-585-3535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The Human Resources Committee of the Board of Directors of Winnebago Industries, Inc. (the “Company”) recommended, and the full Board of Directors approved, effective September 1, 2005, modifications to director compensation such that the Chairman of the Audit Committee will receive a yearly retainer of $5,000 to be paid in monthly increments of $416.67 and the Chairman of each of the four other Committees of the Board will receive a yearly retainer of $4,000 to be paid in monthly increments of $333.34. The Chairman of each committee will no longer receive a per diem of $2,000 per meeting but rather each Board member will receive $1,000 per day for Board meetings and Committee meetings. Also effective September 1, 2005, the 10,000 share stock option grant for new directors will be eliminated but each director (including new directors) will continue to receive an annual stock option grant of 4,000 shares.

        A Summary of Director Compensation reflecting the above-referenced actions of the Board of Directors of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Summary of Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005	WINNEBAGO INDUSTRIES, INC.

	By:	/s/ Bruce D. Hertzke

	Name:	Bruce D. Hertzke
	Title	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of Director Compensation